UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2010
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.
On October 31, 2009, Encore Acquisition Company (“Encore”), which at that time held, indirectly, an approximate 46.2% limited partner interest in Encore Energy Partners LP (NYSE: ENP) (“ENP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Denbury Resources Inc. (NYSE: DNR) (“Denbury”), whereby Encore agreed to merge with and into Denbury (the “Merger”) with Denbury surviving the Merger. The Merger closed the evening of March 9, 2010, following shareholder approval granted at a special meeting of each of the respective company’s shareholders on the same date.
In addition to its 46.2% limited partner interest in ENP, prior to the Merger, Encore also held, indirectly, an approximate 1.1% general partner interest in ENP. As a result of the Merger, by operation of law, Denbury obtained control of Encore Energy Partners GP LLC, a limited liability company and the general partner of ENP (“GP LLC”). The Merger included the acquisition of Encore, the assumption of certain debt of Encore and the acquisition of the noncontrolling interest in ENP described above. However, the Merger Agreement did not specify the consideration allocated to the limited partner or general partner interest in ENP. The funding used to finance the Merger was obtained through a combination of the sale of $1 billion of 8 1/4% Senior Subordinated Notes of Denbury due 2020, which closed on February 10, 2010, and a new $1.6 billion senior secured revolving credit facility with J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A., which was completed on March 9, 2010.
In connection with the Merger, Denbury also acquired the right, through wholly-owned subsidiaries to appoint directors to the board of directors of GP LLC and to appoint its officers, as well.
The change of control of GP LLC, ENP’s general partner, was a triggering event for the vesting of certain phantom units granted to certain directors of GP LLC under the Encore Energy Partners GP LLC Long-Term Incentive Plan, dated as of September 17, 2007. In connection with the Merger, 56,250 phantom units of ENP vested and were settled in common units. As a result, these directors received common units of ENP in exchange for those phantom units.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors
Denbury is the successor in interest to Encore, which was the sole member of Encore Partners GP Holdings LLC. Denbury is indirectly the sole member of GP LLC. Pursuant to GP LLC’s Limited Liability Company Agreement (the “LLC Agreement”), the member is permitted to appoint directors of GP LLC in the event of a board vacancy and the board of directors of GP LLC and the GP LLC board of directors is permitted to appoint GP LLC’s officers. In connection with the Merger and effective as of the time of the Merger, I. Jon Brumley and Jon S. Brumley resigned from their positions as officers and directors of GP LLC. Neither resigning director served on any committee of the board of directors, of GP LLC.
Departure/Appointment of Certain Officers
The board of directors of GP LLC has elected to remove and replace all of the officers of GP LLC, effective as of the date of the Merger. In accordance with the powers of the Board of Directors granted to it by the LLC Agreement, the GP LLC board of directors has designated the following persons to serve as officers of GP LLC, each such person to serve until his successor is duly designated and qualified as an officer or until his earlier death resignation or removal: Phil Rykhoek, Chief Executive Officer; Ronald T. Evans, President and Chief Operational Officer; Mark C. Allen, Senior Vice President, Chief Financial Officer and Assistant Secretary; Robert L. Cornelius, Senior Vice President — Operations and Assistant Secretary; H. Raymond Dubuisson, Vice President — Legal and Secretary; Dan E. Cole, Vice President — Marketing; and Alan Rhoades, Vice President — Accounting. None of these officers has held a position with ENP prior to their current appointments. Current and prior business experience of each officer is listed below.

Executive Officers of the Registrant
Phil Rykhoek, 53, has served as the Chief Executive Officer of Denbury since June 2009. Mr. Rykhoek served as Denbury’s Senior Vice President and Chief Financial until June 2009 and joined Denbury in June 1995 as Chief Financial Officer. Before joining Denbury in June 1995, Mr. Rykhoek was co-founder and an executive officer of Petroleum Financial, Inc. (“PFI”), a private company formed in May 1991 to provide accounting, financial, and management services on a contract basis to other entities. While at PFI, Mr. Rykhoek was also an officer of Amerac Energy Corporation, where he had been employed in various positions for eight years, most recently as Vice President and Chief Accounting Officer. He served on the board of directors of Genesis Energy, L.P. (AMEX: GEL) (“Genesis”) from May 2002 to February 2010.
Ronald T. Evans, 47, a registered Professional Engineer, has served as President and Chief Operating Officer of Denbury since June 2009. Mr. Evans served as Senior Vice President, Reservoir Engineering from September 1999, when he joined Denbury, until June 2009. Before joining Denbury, he was employed as a manager with Matador Petroleum Corporation for 3 years and employed by Enserch Exploration, Inc. for 12 years in various positions. Mr. Evans received his Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma in 1984 and his Masters of Business Administration from the University of Texas at Dallas in 1995. He Evans served on the board of directors of Genesis from May 2002 to February 2010.
Mark C. Allen, 42, a Certified Public Accountant, has served as Senior Vice President, Chief Financial Officer and Assistant Secretary of Denbury since June 2009. Mr. Allen served as Vice President and Chief Accounting Officer until June 2009. Mr. Allen joined Denbury in April 1999 as Controller and Chief Accounting Officer. Prior to joining Denbury, Mr. Allen was Manager of Financial Reporting for ENSCO International Incorporated from November 1996 to April 1999. Prior to November 1996, Mr. Allen was a manager in the accounting firm of Price Waterhouse LLP. He served on the board of directors of Genesis from June 2006 to February 2010.
Robert Cornelius, 55, has served as Senior Vice President — Operations of Denbury since joining Denbury in September 2006. Mr. Cornelius is an engineer responsible for all aspects of production, drilling, facilities and operations for Denbury and has over thirty years of relevant industry experience. Before joining Denbury in September 2006, Mr. Cornelius was Vice President of Operations with J.M. Huber Corporation, a large privately-owned company, beginning his employment there in 1982. Mr. Cornelius graduated from The University of Texas with a Bachelor of Science degree in Petroleum Engineering in 1977.
Ray Dubuisson, 59, has served as Vice President — Legal and Secretary of Denbury since June 2009. Mr. Dubuisson joined Denbury in July 2002 as Vice President — Land and served in that position until June 2009. Prior to joining Denbury, Mr. Dubuisson was a practicing oil and gas attorney in the Houston area primarily involved in exploration and production transaction work, preparation of title opinions, and negotiation and preparation of acquisition and divestiture agreements. He is licensed to practice law in the State of Texas, and has previously served as Vice President of Land for Weber Energy Corporation and Quanah Petroleum in Dallas, as Gulf Coast District Land Manager for Aminoil in Houston, and as Landman for Chevron in New Orleans.
Dan Cole, 57, has served as Vice President — Marketing since joining Denbury in October 2006. Prior to joining Denbury, Mr. Cole was Director of the Mississippi/Alabama Business Unit for Plains Marketing, LP, since April 2004, and Manager, Gulf Coast Region for EOTT Operating, for the prior eight years before it was acquired by Plains Marketing. Mr. Cole has 26 years of marketing, transportation and supply experience in the natural gas and crude oil industry. Mr. Cole received his Bachelor of Business Administration degree from Texas A&M University in 1974.
Alan Rhoades¸45, Certified Public Accountant has served as Vice President — Accounting of Denbury since June 2009. Mr. Rhoades joined Denbury in July 2003 as Assistant Controller and most recently prior to June 2009, was Controller — Financial Reporting. Before joining Denbury, Mr. Rhoades was Assistant Controller for Amerada Hess Corporation from 2001 to 2003, and held that same position for Triton

Energy Limited from 1996 until it was acquired by Amerada Hess Corporation in 2001. Prior to joining Triton Energy Limited, Mr. Rhoades was a manager in the accounting firm of KPMG LLP.
[Signature on following page]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC,
its general partner

Date: March 15, 2010	By:	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer